EXHIBIT 99.1

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DESIGNATION (IF ANY)

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Mark this box with an X if you have made changes to your name or address details above.

PROXY CARD FOR SPECIAL MEETING

The Zhone Board of Directors unanimously recommends that stockholders vote “FOR” Proposals 1 and 2.

A Issues

FOR AGAINST ABSTAIN

1. Approval of the issuance of Zhone common stock pursuant to the merger agreement.

2. Approval of proposal to adjourn the Zhone special meeting, if necessary, to solicit additional proxies.

B Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy card. If shares are held jointly, each joint holder must sign. When signing as trustee, executor, administrator, guardian, attorney or corporate officer, please print your full title.

Signature 1 - Please keep signature within the box

Signature 2 (Joint Owner) - Please keep signature within the box

Date (mm/dd/yyyy)

3 U P X H H H P P P P 006307

PROXY CARD

ZHONE TECHNOLOGIES, INC.

SPECIAL MEETING OF STOCKHOLDERS

SEPTEMBER 1, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE ZHONE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Joint Proxy Statement/Prospectus, and hereby appoints Morteza Ejabat and Kirk Misaka, jointly and severally, with full power of substitution to each, as proxies of the undersigned, to represent the undersigned and to vote all shares of common stock of Zhone Technologies, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Special Meeting of Stockholders of Zhone Technologies, Inc. to be held on September 1, 2005 at 8:00 a.m. (local time) at 7001 Oakport Street, Oakland, California 94621, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present.

THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS INSTRUCTED BY THE STOCKHOLDER. IF NO INSTRUCTIONS ARE SPECIFIED, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE SPECIAL MEETING, OR AN ADJOURNMENT OR POSTPONEMENT THEREOF, THIS PROXY CARD WILL CONFER DISCRETIONARY AUTHORITY ON THE INDIVIDUALS NAMED AS PROXIES TO VOTE THE SHARES REPRESENTED BY THE PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT AS TO ANY OTHER MATTERS.

TO BE SIGNED AND DATED ON REVERSE SIDE